UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2004

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
4400 Main Street, Kansas City, MO	64111
(Address of Principal Executive Offices)	(Zip Code)
(816) 753-6900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.01. Regulation FD Disclosure

On November 8, 2004, the National Association of Securities Dealers (the "NASD") brought charges against H&R Block Financial Advisors, Inc. ("HRBFA"), a wholly owned subsidiary of H&R Block, Inc., related to the sale by HRBFA of Enron debentures in 2001. HRBFA disagrees with the NASD's charges and intends to defend them vigorously.

A copy of the press release issued by the Company in response to the NASD's charges is furnished with this Form 8-K as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit Number Description

99.1 Press Release, dated November 8, 2004, entitled "H&R Block Responds to NASD Charges Related to Financial Advisors Unit."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC. BY: /S/ Bret G. Wilson —————————————— Bret G. Wilson Vice President and Secretary

Date: November 8, 2004

EXHIBIT INDEX

Exhibit 99.1    Press Release issued November 8, 2004.